|X|Please mark your
   vote as this
                                 REGENCY BANCORP
               Proxy Solicited on behalf of the Board of Directors
             for Special Meeting of Shareholders--September 28, 1999

                  The undersigned shareholder of Regency Bancorp, a California corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, dated August 27, 1999, and the undersigned revokes all other proxies and appoints Steven F. Hertel and Roy Jura, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Shareholders at 9 a.m., local time, September 28, 1999 and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the Company's Common Stock covered by this proxy which the undersigned would be entitled to vote.

1. To approve the principal terms of the Agreement and Plan of Merger, dated as of April 27, 1999, as amended, by and among Zions Bancorporation, the Company and Regency Bank.

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                      Dated:  ________________________________

                                Signature(s)  ________________________________

                                              ________________________________

                                           NOTE:  Please sign  exactly as your
                                           name appears hereon. When signing
                                           as attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title as such. If shares are held
                                           jointly, each holder should sign.